Exhibit 99.1

Webcast:	Today, October 28, 2011 at 11:00 a.m. ET
www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP THIRD QUARTER NET INCOME RISES 12.6%

- Flat Station Operating Expenses and 30.4% Reduction in

Interest Expense Offset 1% Net Revenue Decline -

NAPLES, Florida, October 28, 2011 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and nine-month periods ended September 30, 2011 as summarized below:

Summary of Third Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Net revenue	$24.0	$24.2	(1.0)%	$72.5	$71.0	2.2%
Station operating income (SOI - non-GAAP)	8.2	8.4	(2.3)%	24.9	23.0	8.6%
Operating income	5.6	5.9	(4.8)%	17.0	15.1	13.0%
Net income	2.3	2.1	12.6%	6.7	4.7	44.2%
Net income per diluted share	$0.10	$0.09	11.1%	$0.30	$0.21	42.9%

The $0.2 million, or 1.0% decline in net revenue during the three months ended September 30, 2011 primarily reflects the impact of a reduction in political advertising compared with the same period in 2010.

The $0.3 million, or 4.8% year-over-year reduction in 2011 third quarter operating income is primarily attributable to the year-over-year revenue decline as total operating expenses during the period were essentially flat with third quarter 2010 levels. Third quarter 2011 station operating income (SOI), a non-GAAP financial measure, dropped $0.2 million, or 2.3%, to $8.2 million compared with the 2010 third quarter based on the revenue decline and essentially flat station operating expenses.

The 12.6% and 11.1% growth in 2011 third quarter net income and net income per basic and diluted share, respectively, reflects a $0.8 million, or 30.4% reduction in interest expense as a result of lower outstanding credit facility balances and the expiration of a swap agreement at the end of the 2011 first quarter which more than offset a $0.3 million, or 4.8% reduction in operating income in the period as well as a $0.2 million, or 14.7%, increase in income tax expense.

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Beasley Broadcast Group, 10/28/11	page 2

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same- Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

George G. Beasley, Chairman and Chief Executive Officer, commented on the results, “While concerns about the U.S. and global economies, as well as weakness in the capital markets, persisted throughout the quarter, Beasley Broadcast Group’s 1% revenue decline during the period was primarily attributable to a reduction in political spending in a non-election year. Excluding the impact of political, revenue was flat for the quarter. While we continue to experience revenue volatility in our markets, our clusters saw monthly sequential revenue improvements throughout the quarter with September ending on a positive note despite year-ago comps, which included political spending. In addition, despite the challenging economy, revenue volatility in our markets, and the cyclical impact of political advertising, in the first nine months of 2011 Beasley Broadcast Group generated a 2.2% rise in revenue that, combined with a decline in station operating expenses, drove an 8.6% increase in station operating income and margin growth to 34.4% from 32.3%.

“Our bottom line continues to benefit from our streamlined cost and operating structure even during periods of modest revenue declines. During the quarter, we held station operating expenses essentially flat, which resulted in the quarterly station operating income decline mirroring the revenue decline. In addition, total operating expenses for the quarter were on par with the year ago level and, combined with a significant reduction in interest expense, led to a 12.6% and 11.1% increase in 2011 third quarter net income and net income per basic and diluted share, respectively.

“During the third quarter, we further strengthened our balance sheet as we made repayments totaling $3.2 million against the credit facility, reducing total bank debt to $132.6 million at September 30 compared with $142.0 million at the end of 2010. We ended the third quarter with our lowest leverage since mid-2006 and remain committed to using cash from operations to further lower debt and other initiatives that can enhance shareholder value.

“Looking forward, we remain focused on our station clusters matching or exceeding their market’s revenue performance, and further addressing the balance sheet through continued reductions in borrowings. We have strong station clusters and ratings in key markets and we are highly focused on generating profitable station and digital revenue growth. Our streamlined cost and operating structure delivers significant operating leverage, which supports cash flow growth. With a half century of broadcasting success, Beasley Broadcast is continuously developing strategies to benefit from changes in the media and advertising environments. We are confident we can further develop our platform as a high value media buy for advertisers and a primary source of on-air, online and mobile entertainment for consumers, which in turn will generate new value for shareholders.”

Webcast Information

The Company will host a webcast today, October 28, 2011, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also provides management services to two FM stations in Las Vegas for which it has an option to purchase, and operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

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Beasley Broadcast Group, 10/28/11	page 3

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the nine months ended September 30, 2010, same-station results exclude revenue and costs related to the non-renewal of certain sports programming rights for the Company’s Miami-Fort Lauderdale market cluster.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2010. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 28, 2011, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 10/28/11	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenue	$23,975,117	$24,206,727	$72,541,406	$70,985,024

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	15,753,836	15,794,914	47,603,394	48,026,225
Corporate general and administrative (including stock-based compensation) (3)	2,008,008	1,830,230	6,107,011	5,900,180
Depreciation and amortization	573,154	654,207	1,808,407	1,989,791

Total operating expenses	18,334,998	18,279,351	55,518,812	55,916,196
Operating income	5,640,119	5,927,376	17,022,594	15,068,828

Non-operating income (expense):
Interest expense	(1,753,352)	(2,520,826)	(5,967,924)	(7,572,443)
Other income (expense), net	53,024	66,194	167,617	323,822

Income before income taxes	3,939,791	3,472,744	11,222,287	7,820,207
Income tax expense	1,591,078	1,386,916	4,511,359	3,167,183

Net income	$2,348,713	$2,085,828	$6,710,928	$4,653,024

Basic and diluted net income per share	$0.10	$0.09	$0.30	$0.21

Basic common shares outstanding	22,602,665	22,528,612	22,589,550	22,481,181

Diluted common shares outstanding	22,667,422	22,593,426	22,663,664	22,544,755

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $12,310 and $15,776 for the three months ended September 30, 2011 and 2010, respectively and $34,960 and $66,209 for the nine months ended September 30, 2011 and 2010, respectively.
(3)	Includes stock-based compensation of $162,392 and $105,860 for the three months ended September 30, 2011 and 2010, respectively and $465,302 and $581,937 for the nine months ended September 30, 2011 and 2010, respectively.

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Beasley Broadcast Group, 10/28/11	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2011	December 31, 2010
Cash and cash equivalents	$15,090	$10,660
Working capital	20,378	16,962
Total assets	256,493	253,012
Long term debt, less current installments	125,356	135,064
Total stockholders’ equity	$70,171	$62,226

Selected Statement of Cash Flows Data - Unaudited

	Nine Months Ended September 30,
	2011	2010
Net cash provided by operating activities	$15,635,759	$11,682,916
Net cash used in investing activities	(1,679,625)	(502,222)
Net cash used in financing activities	(9,526,088)	(7,447,218)

Net increase in cash and cash equivalents	$4,430,046	$3,733,476

Calculation of SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$23,975,117	$24,206,727	$72,541,406	$70,985,024
Station operating expenses	(15,753,836)	(15,794,914)	(47,603,394)	(48,026,225)

SOI	$8,221,281	$8,411,813	$24,938,012	$22,958,799

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
SOI	$8,221,281	$8,411,813	$24,938,012	$22,958,799
Corporate general and administrative	(2,008,008)	(1,830,230)	(6,107,011)	(5,900,180)
Depreciation and amortization	(573,154)	(654,207)	(1,808,407)	(1,989,791)
Interest expense	(1,753,352)	(2,520,826)	(5,967,924)	(7,572,443)
Other income (expense), net	53,024	66,194	167,617	323,822
Income tax expense	(1,591,078)	(1,386,916)	(4,511,359)	(3,167,183)

Net income	$2,348,713	$2,085,828	$6,710,928	$4,653,024

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Beasley Broadcast Group, 10/28/11	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reported net revenue	$23,975,117	$24,206,727	$72,541,406	$70,985,024
Non-renewal of certain Miami sports programming rights	—	—	—	(106,013)

Same-station net revenue	$23,975,117	$24,206,727	$72,541,406	$70,879,011

Reported station operating expenses	$15,753,836	$15,794,914	$47,603,394	$48,026,225
Non-renewal of certain Miami sports programming rights	—	—	—	(155,486)

Same-station operating expenses	$15,753,836	$15,794,914	47,603,394	$47,870,739

Same-station net revenue	$23,975,117	$24,206,727	$72,541,406	$70,879,011
Same-station operating expenses	15,753,836	15,794,914	47,603,394	47,870,739

Same-station SOI	$8,221,281	$8,411,813	$24,938,012	$23,008,272

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Same-station SOI	$8,221,281	$8,411,813	$24,938,012	$23,008,272
Same-station net revenue adjustment	—	—	—	106,013
Same-station station operating expenses adjustment	—	—	—	(155,486)
Corporate general and administrative	(2,008,008)	(1,830,230)	(6,107,011)	(5,900,180)

Depreciation and amortization	(573,154)	(654,207)	(1,808,407)	(1,989,791)
Interest expense	(1,753,352)	(2,520,826)	(5,967,924)	(7,572,443)
Other income (expense), net	53,024	66,194	167,617	323,822
Income tax expense	(1,591,078)	(1,386,916)	(4,511,359)	(3,167,183)

Net income	$2,348,713	$2,085,828	$6,710,928	$4,653,024

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